KNOW ALL PERSONS BY THESE PRESENTS that STONEBRIDGE<br />
2017 OFFSHORE, L.P. (the "Company")  does hereby make,<br />
constitute and appoint each of Yvette Kosic,<br />
Jamison Yardley, Jennifer Lee and Jess J. Morrison, acting<br /> individually, its true and lawful attorney, to execute and<br /> deliver in its name and on its behalf whether the Company<br />
is acting individually or as representative of others, any<br />
and all filings required to be made by the Company under<br />
the Securities Exchange Act of 1934, (as amended, the<br />
"Act"), with respect to securities which may be deemed to<br />
be beneficially owned by the Company under the Act, giving<br />
and granting unto each said attorney-in-fact power and authority<br /> to act in the premises as fully and to all intents and purposes<br /> as the Company might or could do if personally present by one<br />
of its authorized signatories, hereby ratifying and confirming<br /> all that said attorney-in-fact shall lawfully do or cause to<br />
be done by virtue hereof.<br />
THIS POWER OF ATTORNEY shall remain in full force and effect<br /> until the earlier of (i) March 15, 2022 and (ii) such time<br />
that it is revoked in writing by the undersigned; provided that<br /> in the event the attorney-in-fact ceases to be an employee of<br />
the Company or its affiliates or ceases to perform the function<br /> in connection with which he/she was appointed attorney-in-fact<br /> prior to such time, this Power of Attorney shall cease to have<br /> effect in relation to such attorney-in-fact upon such<br />
cessation but shall continue in full force and effect in<br />
relation to any remaining attorneys-in-fact. The Company has the<br /> unrestricted right unilaterally to revoke this Power of Attorney.<br /> This Power of Attorney shall be governed by, and construed in<br /> accordance with, the laws of the State of New York, without<br /> regard to rules of conflicts of law.<br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of March 15, 2019.<br />
STONEBRIDGE 2017 OFFSHORE, L.P.<br />
By: Bridge Street Opportunity Advisors, L.L.C.,<br />
its General Partner<br />
/s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title:  Attorney-in-Fact <br />